UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 17, 2011

GENTA INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-19635		33-0326866
(Commission File Number)		(IRS Employer Identification No.)

200 Connell Drive Berkeley Heights, NJ		07922
(Address of Principal Executive Offices)		(Zip Code)

(908) 286-9800
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 17, 2011, Genta Incorporated announced that data from clinical trials of the Company's late-stage compounds, Genasense® (oblimersen sodium) Injection and tesetaxel, will be presented at the 2011 annual meeting of the American Society of Clinical Oncology (ASCO).  The meeting will be held from June 3-7 in Chicago, IL.

Highlights of the presentations include final results, including overall survival and durable response rate, from AGENDA -- the Phase 3 trial of Genasense® in advanced melanoma.  In addition, final survival results from a trial in advanced melanoma that combined Genasense® plus temozolomide and Abraxane® will be presented, including data from patients who received Genasense as a 1-hour, twice-weekly, intravenous infusion.

Reports on clinical trials using tesetaxel, the leading oral taxane in clinical development, will also be presented, including Phase 2 studies as 1st-line therapy for patients with hormone-refractory breast cancer and as 2nd-line therapy using a flat (non weight-based) dose in patients with advanced gastric cancer.  Additional reports include results of a clinical study that showed no effect of food on tesetaxel pharmacokinetics, which has eliminated overnight fasting requirements prior to dosing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of the Company dated May 17, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED

Date:	May 17, 2011	By:	/s/ GARY SIEGEL
			Name:	Gary Siegel
			Title:	Vice President, Finance